EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements and Amendments of Nortel Networks Limited (the “Company”) of our report dated February 10, 2003 (February 14, 2003 as to note 21, December 23, 2003 as to the effects of the restatements described in note 3) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in method of accounting for goodwill and the restatements described in note 3), appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2002:

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks U.S. Deferred Compensation Plan) (333-11558)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto
(Common Shares, Preferred Shares, Debt Securities, Guarantees,
Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities,
Share Purchase Contracts, Share Purchase or Equity Units of Nortel Networks Corporation and
Guaranteed Debt Securities of Nortel Networks Limited)
(333-88164)

/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Canada
December 23, 2003